Exhibit 99.1

For Immediate Release	Investor Contact: Kathryn Huang Investor Relations +1 (801) 947-3282 khuang@overstock.com	Media Contact: Scott Blevins Public Relations +1 (801) 947-3133 sblevins@overstock.com

OVERSTOCK.COM ANNOUNCES GAAP REVENUE OF $29 MILLION
FOR THE SECOND QUARTER 2003

Year-over-year GAAP sales increased 101%
Year-over-year GAAP losses decreased 52%
New streamlined return process to affect future revenue reporting

SALT LAKE CITY, UT – July 30, 2003 – Overstock.com, Inc. (Nasdaq: OSTK) today announced its financial results for the second quarter ended June 30, 2003.

The Company reported GAAP total revenue of $28.8 million for the quarter, a 101% increase over the $14.4 million recorded in the same period a year ago. Net loss for the second quarter was $1.1 million or $0.07 loss per share compared to $2.4 million or $0.20 loss per share a year earlier.

“The year-over-year growth remained strong, and we significantly narrowed our loss this quarter compared to first quarter,” said Patrick Byrne, CEO of Overstock.com®. “Several factors contributed to our improved bottom line: In April we reduced our corporate payroll by 15% to better align expenses with revenues; we restructured or eliminated underperforming marketing programs, which has helped lower our marketing spend; and we improved our gross margins. In short, if this was a four round fight I’d say we were unexpectedly dropped to the canvas at the end of the first round, but we got our knees back under us in the second, and we are getting up on our toes again now.”

New streamlined return process results in change in revenue recognition

Overstock.com has changed its customer service and return policies and procedures to improve the shopping experience for customers. As a result, the way Overstock.com records revenue on some of its sales will change in the third quarter and thereafter.

As of July 1, 2003, the majority of customer returns will be handled through the Company’s Salt Lake City warehouse, regardless of whether they were originally shipped by Overstock.com or shipped by an Overstock.com fulfillment partner. In addition, returned products that Overstock.com resells will be shipped to consumers from the Company’s warehouse in Utah. As a result of this change, starting with its third quarter 2003 results, Overstock.com will record revenues generated from the Company’s fulfillment partners on a gross basis instead of on a net basis as was previously the case.  (Prior to the customer service and return policies and procedures change, Overstock.com GAAP gross sales included only the commission portion earned on products shipped by fulfillment partners.)

“We have always been committed to delivering a seamless customer experience, and I believe this change is good for Overstock.com’s customers because it enables us to exercise comprehensive oversight of the entire consumer experience,” said Byrne. “This change in operating procedures is causing us to switch our accounting from net treatment to gross treatment on products that are drop-shipped on our behalf. Therefore, third-quarter GAAP revenues will increase dramatically. I emphasize, however, that this does not change the underlying economics of our business one iota, though it may help investors better understand those economics.”

Key Financial and Operating Metrics

GAAP total revenue — Overstock.com reported GAAP revenue of $28.8 million, a 101% increase over the $14.4 million recorded in the same period a year ago.

GAAP gross profit — Overstock.com reported GAAP gross profit was $4.8 million, an 88% increase over the $2.5 million recorded in the same period a year ago.

GAAP gross margins — GAAP gross margins were 17% compared to 18% for second quarter 2002.

GAAP net loss — Overstock.com reported a GAAP net loss of $1.1 million or $0.07 loss per share compared to $2.4 million or $0.20 loss per share a year earlier.

Gross merchandise sales — Gross merchandise sales (non-GAAP) were $51.3 million, a 94% increase over the $26.5 million recorded in the same period a year ago. Gross merchandise sales represents the gross sales price of all sales transactions, including those for which the company only records a commission under generally accepted accounting principles, and therefore differs from GAAP revenue. The following table reconciles total revenue to gross merchandise sales:

	Three months ended
	(millions)
	June 30, 2002	June 30, 2003
Total revenue	$14.4	$28.8
Add: Obligations payable to third parties upon sale of third-party merchandise	$9.5	$19.4
Add: Sales returns and discounts	$2.6	$3.1

Gross merchandise sales (non-GAAP)	$26.5	$51.3

Overstock.com had cash and marketable securities of $31.7 million at quarter end compared to $32.7 million on December 31, 2002.

About Overstock.com

Overstock.com Inc. is an online “closeout” retailer offering discount, brand-name merchandise for sale over the Internet. The company offers its customers an opportunity to shop for bargains conveniently, while offering its suppliers an alternative inventory liquidation distribution channel. Overstock.com is a publicly traded company listed on the NASDAQ National Market System, headquartered in Salt Lake City, and can be found online at www.overstock.com.  Overstock.com is a registered trademark of Overstock.com, Inc.

# # #

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements include, but are not limited to, statements regarding the company’s growth, future performance, and customer service enhancements. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ, including, but not limited to, our limited operating history, our ability to manage growth, a general downturn in economic conditions, and such other risks as identified in our Prospectus dated May 29, 2002, filed with the Securities and Exchange Commission and all subsequent filings with the Securities and Exchange Commission, including our Form 10- K for the year ended December 31, 2002, and our Prospectus dated February 12, 2003, which contain and identify important factors that could cause the actual results to differ materially from those contained in our projections or forward-looking statements.

Overstock.com, Inc.

Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three months ended
	Jun. 30, 2002	Sept. 30, 2002	Dec. 31, 2002	Mar. 31, 2003	Jun. 30, 2003

Direct revenue	$11,853	$20,759	$35,302	$24,962	$25,159
Commission revenue	2,230	2,857	5,633	3,966	3,431
Warehouse revenue	297	192	594	236	243

Total revenue	14,380	23,808	41,529	29,164	28,833

Cost of goods sold	11,831	19,238	32,382	24,539	24,030

Gross profit	2,549	4,570	9,147	4,625	4,803

Operating expenses:
Sales and marketing expenses	1,313	2,083	4,054	3,848	2,572
General and administrative expenses	2,195	2,372	3,456	4,545	3,367
Amortization of stock-based compensation	806	674	577	328	112

Total operating expenses	4,314	5,129	8,087	8,721	6,051

Operating income (loss)	(1,765)	(559)	1,060	(4,096)	(1,248)

Interest income	49	229	103	152	142
Interest expense	(208)	(7)	(10)	(7)	(55)
Other income (expense), net	(442)	63	(66)	10	25

Net income (loss)	(2,366)	(274)	1,087	(3,941)	(1,136)
Deemed dividend related to redeemable common stock	(106)	(97)	(92)	(77)	(78)

Net income (loss) attributable to common shares	$(2,472)	$(371)	$995	$(4,018)	$(1,214)

Net income (loss) per share
• basic	$(0.20)	$(0.03)	$0.07	$(0.26)	$(0.07)
• diluted	$(0.20)	$(0.03)	$0.06	$(0.26)	$(0.07)
Weighted average common shares outstanding
• basic	12,280	14,447	14,486	15,486	16,384
• diluted	12,280	14,447	15,696	15,486	16,384

Reconciliation of total revenue (GAAP) to gross merchandise sales (non-GAAP)
Total revenue	$14,380	$23,808	$41,529	$29,164	$28,833
Add: Obligations payable to third parties upon sale of third-party merchandise	9,474	12,488	21,969	20,527	19,399
Add: Sales returns and discounts	2,651	2,476	3,719	2,579	3,083

Gross merchandise sales (non-GAAP)	$26,505	$38,772	$67,217	$52,270	$51,315

Overstock.com, Inc.

Consolidated Statements of Operations

(in thousands, except per share amounts)

	Six months ended June 30,
	2002	2003

Direct revenue	$21,882	$50,121
Commission revenue	3,889	7,397
Warehouse revenue	676	479

Total revenue	26,447	57,997

Cost of goods sold	21,821	48,569

Gross profit	4,626	9,428

Operating expenses:
Sales and marketing expenses	2,532	6,420
General and administrative expenses	4,997	7,912
Amortization of stock-based compensation	1,652	440

Total operating expenses	9,181	14,772

Operating loss	(4,555)	(5,344)

Interest income	71	294
Interest expense	(448)	(62)
Other income (expense), net	(441)	35

Net loss	(5,373)	(5,077)

Deemed dividend related to redeemable common stock	(217)	(155)
Deemed dividend related to beneficial conversion feature of preferred stock	(6,607)	—

Net loss attributable to common shares	$(12,197)	$(5,232)

Net loss per common share	$(1.04)	$(0.33)
Weighted average common shares outstanding	11,728	15,938

Overstock.com, Inc.

Consolidated Balance Sheet Data

(in thousands)

	December 31, 2002	June 30, 2003

Cash and marketable securities	$32,662	$31,664
Inventories, net	13,954	19,475
Working capital	35,679	55,154
Total liabilities	20,322	11,804
Total stockholders’ equity	39,271	60,437